Click here to enter text.

EXHIBIT 21

SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

		Jurisdiction of	Percentage of Voting Securities Owned
Name		Incorporation	Directly or Indirectly by Quaker
*	Quaker Chemical Corporation	U.S.A.	100%
+*	SB Decking, Inc. (formerly Selby, Battersby & Co.)	U.S.A.	100%
*	AC Products, Inc.	U.S.A.	100%
*	Epmar Corporation	U.S.A.	100%
*	Summit Lubricants, Inc.	U.S.A.	100%
*	Tecniquimia Mexicana S.A. de C.V.	Mexico	100%
*	Unitek Servicios De Asesoria Especializad S.A de C.V.	Mexico	100%
+*	Quaker Chemical Europe B.V.	Netherlands	100%
*	Quaker Chemical B.V.	Netherlands	100%
+*	Quaker Russia B.V. (formerly KWR Holdings B.V.)	Netherlands	100%
*	Quaker Chemical (China) Co. Ltd.	China	100%
+*	Quaker China Holdings B.V.	Netherlands	100%
*	Quaker Chemical Canada Limited	Canada	100%
*	Quaker Chemical Limited	United Kingdom	100%
*	Quaker Chemical, S.A.	France	100%
*	Quaker Chemical, S.A.	Spain	100%
+*	Quaker Denmark ApS	Denmark	100%
*	Quaker Chemical, S.A.	Argentina	100%
+*	Quaker Chemical Participacoes, Ltda.	Brazil	100%
*	Quaker Chemical Limited	Hong Kong	100%
+*	Quaker Chemical Holdings South Africa (Pty) Limited	Republic of South Africa	100%
*	Quaker Italia S.r.l.	Italy	100%
*	Quaker Chemical S.r.l.	Italy	100%
+*	Quaker Australia Holdings Pty. Limited	Australia	100%
*	Quaker Shanghai Trading Company Limited	China	100%
*	Quaker Chemical Industria e Comercio Ltda.	Brazil	100%
*	Quaker Chemical Operacoes, Ltda.	Brazil	100%
*	Quaker Chemical India Private Limited	India	100%
*	Quaker Chemical (Australasia) Pty. Limited	Australia	100%
*	Quaker (Thailand) Ltd.	Thailand	100%
*	Quaker Chemical South Africa (Pty.) Limited	Republic of South Africa	51%
*	ECLI Products, LLC	U.S.A.	100%
*	Engineered Custom Lubricants GmbH	Germany	100%
*	Binol AB	Sweden	100%
*	Binol Biosafe OY	Finland	100%
*	Quaker Chemical MEA FZE	U.A.E	100%
*	Verkol S.A.U.	Spain	100%
+*	Quaker Spain Holding, SLU	Spain	100%
+*	Quaker Chemical Investment Management (Shanghai) Co., Ltd.	China	100%
*	Wuhan Quaker Technology Co., Ltd	China	60%
*	Lubricor USA, Inc.	U.S.A	100%
+*	Quaker Chemical Canada Holdings, Inc.	Canada	100%
*	Lubricor, Inc.	Canada	100%

Click here to enter text.

EXHIBIT 21

SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT, continued

		Jurisdiction of	Percentage of Voting Securities Owned
Name		Incorporation	Directly or Indirectly by Quaker
*	Houghton Argentina S.A.	Argentina	100%
*	Houghton do Brazil Ltda.	Brazil	100%
*	Ultraseal Asia Limited	British Virgin Islands	100%
*	Houghton Canada Inc.	Canada	100%
*	Commonwealth Oil Corporation	Canada	100%
+*	Global Houghton Ltd.	Cayman Islands	100%
*	Houghton (Shanghai) Specialty Industrial Fluids Co., Ltd	China	100%
*	DA Stuart Shanghai Co	China	100%
*	Surface Technology (Dalian) Co Ltd	China	100%
*	Ultraseal Chongqing Limited	China	100%
*	Ultraseal Machinery Dongguan Ltd	China	100%
*	Ultraseal Shanghai Limited	China	100%
*	Houghton CZ s.r.o	Czech Republic	100%
+*	EFHCO, LLC	U.S.A.	100%
+*	GH Holdings Inc.	U.S.A.	100%
+*	Houghton Technical Corp.	U.S.A.	100%
+*	New Houghton Brazil Inc.	U.S.A.	100%
*	Houghton Denmark AS	Denmark	100%
*	Houghton S.A.S.	France	100%
*	SIFCO Concepts Sarl	France	100%
*	Houghton Deutschland GmbH	Germany	100%
*	Ultraseal Germany GmbH	Germany	100%
*	Internationale Metall Impragnier GmbH	Germany	100%
*	Maldaner GmbH	Germany	100%
*	Sterr & Eder Industrieservice GmbH	Germany	100%
*	Houghton Asia Pacific Co., Limited	Hong Kong	100%
*	DA Stuart India Private Limited	India	100%
*	Ultraseal India Private Ltd	India	30%
*	Houghton Italia S.p.A.	Italy	100%
*	Houghton Magyarország Kft	Hungary	100%
*	Houghton Japan Co., Ltd.	Japan	100%
*	Houghton Oil (Malaysia) Sdn, Bhd.	Malaysia	100%
+*	Quaker Houghton (Finco) Ltd.	Malta	100%
+*	Quaker Houghton Ltd.	Malta	100%
+*	Quaker Houghton Holdings Ltd.	Malta	100%
*	Houghton Mexico S.A. de C.V.	Mexico	100%
+*	Houghton Europe BV	Netherlands	100%
*	Houghton Benelux BV	Netherlands	100%
+*	QH Europe BV	Netherlands	100%
*	SIFCO Applied Surface Concepts LLC	U.S.A.	100%
*	Houghton International, Inc.	U.S.A.	100%
*	Houghton Polska Sp. Zo.o.	Poland	100%
*	Houghton Romania S.R.L.	Romania	100%
+*	GHI Asia Pacific Pte. Ltd.	Singapore	100%
*	Houghton Iberica S.A.	Spain	100%
*	Houghton Sverige AB	Sweden	100%
*	SIFCO Concepts Sweden	Sweden	100%

Click here to enter text.

EXHIBIT 21

SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT, continued

		Jurisdiction of	Percentage of Voting Securities Owned
Name		Incorporation	Directly or Indirectly by Quaker
*	Houghton Taiwan Co. Limited	Taiwan	100%
*	Thai Houghton 1993 Co., Ltd.	Thailand	100%
*	Houghton Kimya Sanayi AS	Turkey	100%
*	Houghton Ukraine ToV	Ukraine	100%
+*	GHGL London Ltd.	United Kingdom	100%
+*	GHG Lubricants Holdings Limited	United Kingdom	100%
+*	Houghton Holdings Limited	United Kingdom	100%
*	Houghton plc	United Kingdom	100%
+*	Applied Surface Concepts Holdings Ltd.	United Kingdom	100%
*	Norman Hay Engineering Ltd.	United Kingdom	100%
*	SIFCO Applied Surface Concepts (UK) Ltd	United Kingdom	100%
*	Surface Technology Holdings Ltd.	United Kingdom	100%
*	Surface Technology (Leeds) Ltd	United Kingdom	100%
*	Surface Technology Aberdeen Ltd	United Kingdom	100%
*	Surface Technology (East Kilbride) Ltd.	United Kingdom	100%
*	Surface Technology (Coventry) Ltd	United Kingdom	100%
*	Ultraseal International Group Ltd	United Kingdom	100%
*	MX Systems International Ltd	United Kingdom	100%
+*	Quaker Houghton International LP	United Kingdom	100%
+*	Quaker Houghton Holdings Limited	United Kingdom	100%
+*	QH Holdings Limited	United Kingdom	100%
+*	QH Chemical Limited	United Kingdom	100%
+*	QH International Limited	United Kingdom	100%
+*	Quaker Specialty Chemicals (UK) Limited	United Kingdom	100%
*	Ultraseal USA Inc.	U.S.A.	100%
+*	Wallover Enterprises, Inc.	U.S.A.	100%
*	Wallover Oil Company Incorporated	U.S.A.	100%
*	Wallover Oil Hamilton Inc.	U.S.A.	100%
+*	Houghton Australia Pty. Ltd.	Australia	100%
*	Surface Technology Australia	Australia	100%
*	Lubricor Mexicana S.A. de C.V.	Mexico	100%
*	Quaker Sales Europe, BV	Netherlands	100%
+*	Quaker International Holdings, LLC	U.S.A.	100%
+*	Quaker Chemical, CV	Netherlands	100%
*	Quaker Chemical Services EURL	France	100%
+*	MIH Acquisition Company, LLC	U.S.A.	100%
**	Nippon Quaker Chemical, Ltd.	Japan	50%
**	Kelko Quaker Chemical, S.A.	Panama	50%
**	Primex, Ltd.	Barbados	33%
	Kelko Quaker Chemical, S.A.	Venezuela	50%
**	Korea Houghton Corporation	South Korea	50%

+	A non-operating company
*	Included in the consolidated financial statements
**	Accounted for in the consolidated financial statements under the equity method